UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018 (July 31, 2018)

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9 West 57th Street, Suite 4920
New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 31, 2018, Benefit Street Partners L.L.C. (“BSP”) completed its previously announced acquisition (the “Transaction”) of the investment portfolio (the “Portfolio”) of Triangle Capital Corporation (“Triangle”). The Transaction was completed pursuant to the terms of an Asset Purchase Agreement, dated as of April 3, 2018 (the “APA”), between Triangle and an affiliate of BSP.

The gross cash proceeds paid to Triangle were approximately $793.3 million, after adjustments to take into account portfolio activity and other matters occurring since December 31, 2017, as described in greater detail in the APA. In accordance with BSP’s allocation policy, Business Development Corporation of America (the “Company”) acquired approximately 24% of the assets in the Portfolio for an aggregate purchase price of approximately $188.1 million. Triangle’s Consolidated Schedule of Investments as of December 31, 2017 and Unaudited Consolidated Schedule of Investments as of March 31, 2018 are contained in Triangle’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with Securities and Exchange Commission (the “Commission”) on May 2, 2018.

The terms of the APA were previously described in the Company’s Current Report on Form 8-K filed with the Commission on April 9, 2018, and the full text of the APA was filed with the Commission on April 20, 2018 as an exhibit (k)(33) to the Company’s Post-Effective Amendment No. 3 to its Registration Statement on Form N-2. Such description of the APA is incorporated herein by reference and qualified in its entirety by reference to the full text of the APA.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note above is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: August 1, 2018	By:	/s/ Richard J. Byrne
Name: Richard J. Byrne
Title: Chief Executive Officer, President and
Chairman of the Board of Directors